As filed with the Securities and Exchange Commission on January 5, 2001
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                                SEACOR SMIT INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          13-3542736
  (State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                        identification number)

                         11200 RICHMOND AVE., SUITE 400
                              HOUSTON, TEXAS 77082
                                 (713) 782-5990

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                                  RANDALL BLANK
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                     1370 AVENUE OF THE AMERICAS, 25TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 307-6633
                                   ----------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                    COPY TO:
    David E. Zeltner, Esq.                      Deanna L. Kirkpatrick, Esq.
     Rod D. Miller, Esq.                           Davis Polk & Wardwell
  WEIL, GOTSHAL & MANGES LLP                        450 LEXINGTON AVENUE
       767 FIFTH AVENUE                           NEW YORK, NEW YORK 10017
   NEW YORK, NEW YORK 10153                            (212) 450-4000
        (212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
        Title of Security                Amount to be            Offering Price         Aggregate Offering
        to be Registered                Registered (1)           Per Share (2)             Price (2)(3)           Registration Fee
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
     Common Stock, par value
         $.01 per share
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
   Preferred Stock, par value
         $.01 per share
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
     Senior Debt Securities
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
  Subordinated Debt Securities
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
            Warrants
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------
              Total                      $200,000,000                 100%                 $200,000,000                $50,000
---------------------------------- ------------------------- ----------------------- ------------------------- --------------------

(1) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, separately or as units in combination with other securities registered hereunder, with an aggregate public offering price not to exceed $200,000,000 or the equivalent thereof in one or more currencies.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
(3) Separate consideration may not be received for registered securities that are issued upon exercise, conversion or exchange of other securities.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.









NY2:\998566\05\73293.0004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY __, 2001

PROSPECTUS

                                  $200,000,000

                             SEACOR SMIT INC. LOGO

                                  Common Stock
                                 Preferred Stock
                                 Debt Securities
                                    Warrants

                 -----------------------------------------------

         We urge you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. We will provide specific terms of these securities in supplements to this prospectus.

         Our common stock is traded on the New York Stock Exchange under the symbol "CKH." Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange.

         Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.



                  The date of this prospectus is _____________.

                                TABLE OF CONTENTS

                                             Page                                                 Page
                                             ----                                                 ----
ABOUT THIS PROSPECTUS.........................4           RATIO OF EARNINGS TO FIXED CHARGES.........6
ABOUT SEACOR SMIT, INC........................4           RISK FACTORS...............................6
WHERE YOU CAN FIND MORE INFORMATION...........4           DESCRIPTION OF SECURITIES..................6
INCORPORATION OF DOCUMENTS BY REFERENCE.......4           DESCRIPTION OF CAPITAL STOCK...............6
FORWARD LOOKING STATEMENTS....................5           DESCRIPTION OF DEBT SECURITIES............11
USE OF PROCEEDS...............................5           PLAN OF DISTRIBUTION......................18
                                                          LEGAL MATTERS.............................19
                                                          EXPERTS...................................19


         We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offer contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Seacor Smit Inc. or any underwriters. This prospectus and any accompanying prospectus supplement do not constitute any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                             ABOUT SEACOR SMIT INC.

         We are a major provider of offshore marine services to the oil and gas exploration and production industry. We are also one of the leading providers of oil spill response services to owners of tank vessels and oil storage, processing and handling facilities, and own a substantial minority equity interest in a company that owns and operates mobile offshore jackup drilling rigs.

         Additional information regarding us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information" below and "Incorporation of Documents by Reference" below.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is traded on the New York Stock Exchange and you may inspect the reports, proxy statements and other information we file with the New York Stock Exchange at its offices located at 20 Broad Street, New York, New York 10005.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a) or 14 of the Securities Exchange Act of 1934 until the offering of the common stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

         The following documents that we previously filed with the SEC are incorporated by reference:

                           (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on April 6,
                                    2000);

                           (2) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed on May 15, 2000, August 14, 2000 and November 14, 2000, respectively;

                           (3) our Current Report on Form 8-K filed on June 16, 2000; and

                           (4)      the description of our common stock
                                    contained in our registration statements on Form 8-A filed on November 30, 1992 and October 9, 1996, including any amendment or report filed for the purposes of updating such description.

         We will provide any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless specifically incorporated by reference. You should direct any requests for documents to SEACOR SMIT Inc., 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, Attention: Corporate Secretary.

                           FORWARD LOOKING STATEMENTS

         Certain statements contained or incorporated by reference in this prospectus, including without limitation, statements containing the words "believes," "anticipates," "hopes," "intends," "expects," "will," "plans," and other similar words may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the section entitled "Risk Factors," that may cause our actual results to differ materially from expectations. Given these uncertainties, prospective investors are cautioned not to place undue reliance on those forward-looking statements. We disclaim any obligation to update or to publicly announce any updates or revisions to any of the forward-looking statements contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying the statements.

                                 USE OF PROCEEDS

         Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows our ratio of earnings to fixed charges for the nine months ended September 30, 2000 and for each of the five most recent fiscal years.

                                                      FISCAL YEAR ENDED                    NINE MONTHS ENDED
                                                      -----------------                    -----------------
                                                         DECEMBER 31,                        SEPTEMBER 30,
                                                         -----------                         ------------
                                               1997          1998         1999         1998         1999       2000
                                               ----          ----         ----         ----         ----       ----
Ratio of Earnings to Fixed Charges             12.1          5.9           2.1          6.3          2.1       3.0

         In computing the ratio, earnings consist of pre-tax income from continuing operations, excluding losses of unconsolidated affiliates, plus fixed charges. Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor, and amortization of debt discount and expense.

                                  RISK FACTORS

         The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in Seacor Smit and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

                            DESCRIPTION OF SECURITIES

         This prospectus contains a summary of the common stock, preferred stock, debt securities, and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

         Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock is 40 million shares of common stock, $0.01 par value, and 10 million shares of preferred stock, $0.01 par value. At November 7, 2000, 16,995,400 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated certificate of incorporation, as amended, and amended and restated bylaws, which we have filed with the SEC.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect directors. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

         The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

PREFERRED STOCK

         We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

         o        the title and stated value of the preferred stock;

         o the price or prices at which the preferred stock may be purchased;

         o the number of shares of the preferred stock offered, the liquidation preference per share, and the offering price of the preferred stock;

         o the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

         o whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

         o the procedures for an auction and remarketing, if any, for the preferred stock;

         o the provisions for a sinking fund, if any, for the preferred stock;

         o        the voting rights of the preferred stock;

         o the provisions for redemption, if applicable, of the preferred stock;

         o the terms and conditions, if applicable, upon which the preferred stock will be convertible into shares of our common stock, including the conversion price, or the manner of calculating the conversion price and conversion period;

         o if appropriate, a discussion of United States federal income tax considerations applicable to the preferred stock;

         o all series of preferred stock rank on a parity with each other and rank senior to common stock with respect to payment of dividends and distributions of assets upon liquidation; and

         o any other specific terms, preferences, rights, limitations, or restrictions of the preferred stock.

         Holders of our preferred stock will have no preemptive rights.

WARRANTS

         We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o        the title of the warrants;

         o        the aggregate number of the warrants;

         o        the price or prices at which the warrants will be issued;

         o the currencies in which the price or prices of the warrants may be payable;

         o the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

         o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

         o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

         o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

         o the minimum or maximum amount of the warrants which may be exercised at any one time;

         o        information with respect to book entry procedures, if any;

         o        a discussion of any federal income tax considerations; and

         o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of our certificate of incorporation and bylaws, which we summarize in the following paragraphs, may be deemed to have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

         Our certificate of incorporation requires the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to approve any merger, consolidation or similar business combination transaction in which we are not the surviving corporation or in which our shares are exchanged for or changed into other securities, cash or other property.

         Our certificate of incorporation provides that stockholders may take action by written consent, but only if the holders of at least 66 2/3% of the voting power of our outstanding shares so consent. Special meetings of stockholders may be called only by the chairman of the board of directors, the president or a majority of the board of directors.

         Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or at a special meeting of stockholders, must provide timely notice of their proposals to the board of directors in writing. To be timely as to bringing business before an annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary of the previous year's annual meeting of stockholders (or, if there was no prior annual meeting, not less than 90 days before the second Tuesday in May of the current year). If the date of the annual meeting of stockholders has been changed to be more than 20 calendar days earlier than or 60 calendar days after such anniversary, for notice by the stockholder to be timely, we must receive such notice not later than the later of:

         o        90 days prior to the annual meeting of stockholders and

         o the seventh day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever occurs first.

         To be timely as to nominating candidates for election as directors, a stockholder's notice must be delivered or mailed and received by our secretary not less than, with respect to an election at an annual meeting, 90 days prior to the anniversary of the previous year's annual meeting, or, if there was no prior annual meeting not less than 90 days prior to the third Tuesday in October of the current year. With respect to an election at a special meeting of stockholders, our secretary must receive the stockholder's notice not less than the close of business on the fifth day following the date on which notice of the meeting is given to stockholders. Our by-laws also specify certain requirements as to the form and content of a stockholder's notice both as to bringing business before an annual meeting of stockholders and as to nominating candidates for election as directors. These provisions could have the effect of delaying stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

         Our certificate of incorporation and our by-laws require the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to amend or adopt provisions inconsistent with several of the provisions described that may have an anti-takeover effect.

         The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized by unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

         The Delaware Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage.

         Our certificate of incorporation provides that we have opted out of the provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Because we have opted out in the manner permitted under Delaware law, the restrictions of this provision will not apply to us.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by applicable Delaware law, our certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. In addition, our certificate of incorporation and bylaws will provide that we are required to indemnify our officers and directors under a variety of circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We will also obtain insurance in amounts commensurate with similar public companies covering our directors and officers from claims made in connection with their serving as our directors and officers. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers.

         At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be granted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                         DESCRIPTION OF DEBT SECURITIES

         The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

         Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture, also referred to as the "senior trustee." Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture, also referred to as the "subordinated trustee." As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term "debt trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

GENERAL

         Each prospectus supplement will describe the following terms relating to a series of debt securities:

         o the title and aggregate principal amount of the debt securities;

         o whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

         o        any limit on the amount of debt securities that may be issued;

         o whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book entry securities;

         o        the maturity date(s) of the debt securities;

         o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record dates for interest payment dates or the method for determining the record date(s);

         o the place(s) where payments with respect to the debt securities shall be payable;

         o our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

         o the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

         o the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and other related terms and provisions;

         o the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof;

         o any mandatory or optional sinking fund or similar provisions respecting the debt securities;

         o the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;

         o whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

         o the terms pursuant to which the debt securities are subject to defeasance and satisfaction and discharge;

         o any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable indenture with respect to the debt securities;

         o the terms and conditions, if any, pursuant to which the debt securities are secured; and

         o        any other terms of the debt securities.

         The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero coupon debt security, which:

         o is issued at a price lower than the amount payable upon its stated maturity; and

         o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

         United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

         Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.

CONVERSION OR EXCHANGE RIGHTS

         The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other of our securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or of our other securities to be received by the holders of such series of debt securities would be subject to adjustment.

GUARANTEES

         Any senior or subordinated debt securities may be guaranteed by one or more of our direct and indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.

CONSOLIDATION, MERGER OR SALE

         Unless noted otherwise in a prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

         The following are events of default under the indentures with respect to any series of debt securities issued:

         o failure to pay interest on the debt securities when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

         o failure to pay the principal or premium of the debt securities, if any, when due;

         o failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

         o failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, and such failure continues for 60 days after we receive notice from the debt trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

         o if the debt securities are convertible into shares of our common stock or other of our securities, failure by us to deliver common stock or the other securities when the holder or holders of the debt securities elect to convert the debt securities into shares of our common stock or other of our securities; and

         o particular events of bankruptcy, insolvency, or reorganization.

         The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

         If an event of default with respect to debt securities of any series occurs and is continuing, the debt trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the debt trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

         Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debt trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debt trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee, or exercising any trust or power conferred on the debt trustee, with respect to the debt securities of that series, provided that:

         o it is not in conflict with any law or the applicable indenture;

         o the debt trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

         o subject to its duties under the Trust Indenture Act, the debt trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

         o the holder has given written notice to the debt trustee of a continuing event of default with respect to that series;

         o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debt trustee to institute such proceedings as trustee; and

         o the debt trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer.

         These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

         We will periodically file statements with the debt trustee regarding its compliance with all of the conditions and covenants in the indentures.

MODIFICATION OF INDENTURE

         We and the debt trustee may change an indenture without the consent of any holders with respect to specific matters, including:

         o to cure any ambiguity, omission, defect, or inconsistency in such indenture;

         o to provide for the assumption by a successor person of our obligations under such indenture;

         o to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of an indenture or to secure debt securities;

         o to add to the covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon us;

         o to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; or

         o to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

         In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debt trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

         o        change the fixed maturity of such series of debt securities;

         o reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

         o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

         o a change in the currency in which any debt security or any premium or interest is payable;

         o impair the right to enforce any payment on or with respect to any debt security;

         o adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

         o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

         o if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

         o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

         o reduce the requirements contained in the applicable indenture for quorum or voting;

         o change any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

         o        modify any of the above provisions.

FORM, EXCHANGE, AND TRANSFER

         The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. The indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

         If the debt securities of any series are to be redeemed, we will not be required to:

         o issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

         o register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

INFORMATION CONCERNING THE DEBT TRUSTEE

         The debt trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debt trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. The debt trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

         Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the debt trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

         All moneys paid by us to a paying agent or the debt trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Unless noted otherwise in a prospectus supplement, any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other indebtedness to the extent described in a prospectus supplement. Additionally, unless noted otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.

                              PLAN OF DISTRIBUTION

         We may sell common stock, preferred stock, warrants, or any series of debt securities being offered hereby in one or more of the following ways at various times:

         o to underwriters for resale to the public or to institutional investors;

         o        directly to institutional investors; or

         o        through agents to the public or to institutional investors.

         The prospectus supplements will detail the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such securities may be listed.

         If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         Unless otherwise detailed in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to specific conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

         Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

         Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

                                  LEGAL MATTERS

         Legal matters relating to the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP.

                                     EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on April 6, 2000) have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses to be borne by Champion in connection with the offerings described in this registration statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

         Securities and Exchange Commission Registration Fee      $50,000
         Transfer Agent and Trustee Fees and Expenses               3,000
         Printing and Engraving Fees and Expenses                   5,000
         Accounting Fees and Expenses                               5,000
         Legal Fees                                                20,000
         Miscellaneous                                              2,000
                                                                    -----
         Total                                                    $85,000
                                                                  =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As more fully described below, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Amended and Restated By-laws provides that we will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

         Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

         Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

         Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

ITEM 16.  EXHIBITS

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.

Exhibit Number                    Description of Exhibits
--------------                    -----------------------

    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    3.1          Restated Certificate of Incorporation of SEACOR SMIT Inc.
                 (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14,
                 1997).

    3.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14, 1997).

    3.3          Amended and Restated By-laws of SEACOR Holdings, Inc.
                 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the SEC on September 25, 1996).

    4.1 Form of Common Stock Certificate (incorporated herein by reference to the Registration Statement on Form S-1 (No. 33-53744) of SEACOR Holdings, Inc. filed with the SEC on October 26, 1992, as amended).

    4.2*         Form of subordinated indenture.

    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    5.1*         Opinion of Weil Gotshal & Manges LLP.

   12.1          Statement re: Computation of Ratio of Earnings to Fixed
                 Charges.

   23.1          Consent of Arthur Andersen LLP, Independent Accountants.

   23.2*         Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

   24 Power of Attorney (included on signature page of the Registration Statement).

   25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures.

----------
* To be filed by amendment

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 5, 2001.

                 SEACOR SMIT INC.

                 By: /s/ Randall Blank
                    -----------------------------------------
                      Randall Blank
                      Executive Vice President, Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Randall Blank and Dick Fagerstal, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                  Title                                       Date
----------                                  -----                                       ----

/s/ Charles Fabrikant                 Chairman of the Board of                    January 5, 2001
----------------------------          Directors, President and
Charles Fabrikant                     Chief Executive Officer
                                      (Principal Executive Officer)

/s/ Randall Blank                     Executive Vice President, Chief             January 5, 2001
----------------------------          Financial Officer and Secretary
Randall Blank                         (Principal Financial Officer)

/s/ Lenny P. Dantin                   Vice President                              January 5, 2001
----------------------------          (Principal Accounting Officer
Lenny P. Dantin                       and Controller)

/s/ Granville E. Conway               Director                                    January 5, 2001
----------------------------
Granville E. Conway

/s/ Pierre de Demandolx               Director                                    January 5, 2001
----------------------------
Pierre de Demandolx

/s/ Richard M. Fairbanks III          Director                                    January 5, 2001
----------------------------
Richard M. Fairbanks III


                                       24

/s/ Michael E. Gellert                Director                                    January 5, 2001
----------------------------
Michael E. Gellert

/s/ John Hadjipateras                 Director                                    January 5, 2001
----------------------------
John Hadjipateras

/s/ Antoon Kienhuis                   Director                                    January 5, 2001
----------------------------
Antoon Kienhuis

/s/ Andrew R. Morse                   Director                                    January 5, 2001
----------------------------
Andrew R. Morse

/s/ Stephen Stamas                    Director                                    January 5, 2001
----------------------------
Stephen Stamas


                                  EXHIBIT INDEX

Exhibit Number                    Description of Exhibits
--------------                    -----------------------
    1.1 The form of underwriting agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    3.1          Restated Certificate of Incorporation of SEACOR SMIT Inc.
                 (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14,
                 1997).

    3.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14, 1997).

    3.3          Amended and Restated By-laws of SEACOR Holdings, Inc.
                 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the SEC on September 25, 1996).

    4.1 Form of Common Stock Certificate (incorporated herein by reference to the Registration Statement on Form S-1 (No. 33-53744) of SEACOR Holdings, Inc. filed with the SEC on October 26, 1992, as amended).

    4.2*         Form of subordinated indenture.

    4.3 The form of any senior debt security with respect to each particular series of senior debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.4 The form of any subordinated debt security with respect to each particular series of subordinated debt securities issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.5 The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.6 The form of warrant agreement will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    4.7 The form of any warrant with respect to each series of warrants will be filed as an exhibit to a current report of the registrant and incorporated in this registration statement by reference.

    5.1*         Opinion of Weil, Gotshal & Manges LLP.

   12.1          Statement re: Computation of Ratio of Earnings to Fixed
                 Charges.

   23.1          Consent of Arthur Andersen LLP, Independent Accountants.

   23.2*         Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                 5.1).

   24 Power of Attorney (included on signature page of the Registration Statement).

   25.1 A Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indentures.

----------
* To be filed by amendment.


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